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                                  EXHIBIT H.3

                                5,750,000 SHARES

                           ALLIED CAPITAL CORPORATION

                        COMMON STOCK ($0.0001 PAR VALUE)


                                AGREEMENT BETWEEN
                       U.S. AND INTERNATIONAL UNDERWRITERS

June __, 1998
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                                 June __, 1998


To each of the Underwriters named in Schedules I and II to the Underwriting Agreement referred to below.

Dear Sirs:

         We understand that Allied Capital Corporation (the "COMPANY") has entered into an underwriting agreement (the "UNDERWRITING AGREEMENT") with Morgan Stanley & Co. Incorporated, NationsBanc Montgomery Securities LLC, The Robinson-Humphrey Company LLC and Scott & Stringfellow, Inc., acting as representatives (the "U.S. REPRESENTATIVES") of the U.S. underwriters named in
Schedule I thereto (the "U.S. UNDERWRITERS") and Morgan Stanley & Co. International Limited, NationsBanc Montgomery Securities LLC, The Robinson-Humphrey Company LLC and Scott & Stringfellow, Inc., as representatives (the "INTERNATIONAL REPRESENTATIVES") of the international underwriters named in
Schedule II thereto (the "INTERNATIONAL UNDERWRITERS" and, together with the U.S. Underwriters, the "UNDERWRITERS"), pursuant to which the several Underwriters have agreed to purchase from the Company an aggregate of 5,750,000 shares of common stock, $0.0001 par value per share of the Company ("COMMON STOCK"). In addition, the Company has granted the U.S. Underwriters the option to purchase up to 862,500 additional shares of Common Stock (the "ADDITIONAL SHARES"). All shares of Common Stock to be purchased by the U.S. Underwriters and the International Underwriters under the Underwriting Agreement, including any Additional Shares, are herein called the "U.S. SHARES" and the "INTERNATIONAL SHARES," respectively. The U.S. Shares and the International Shares are collectively referred to herein as the "SHARES."



                                       I.


         The U.S. Underwriters, acting through the U.S. Representatives, and the International Underwriters, acting through the International Representatives, agree that, in order to provide an orderly marketing effort for the offering, they will consult with each other as to the availability of the Shares for sale to the public, from time to time until the earlier of (a) notice from the U.S. Representatives to the U.S. Underwriters of the completion of the distribution of the U.S. Shares and (b) notice from the International Representatives to the International Underwriters
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of the completion of the distribution of the International Shares. From time to time as mutually agreed among the U.S. Underwriters and the International Underwriters, acting through Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, respectively, the Underwriters may purchase and sell among each other such number of Shares to be purchased pursuant to the Underwriting Agreement as may be so mutually agreed.

         The price and currency of settlement of any Shares so purchased or sold shall be the public offering price, in United States dollars, less an amount not greater than the selling concession. Settlement with respect to any Shares transferred hereunder prior to the Closing Date (as defined in the Underwriting Agreement) shall be made on the Closing Date, and in the case of purchases and sales made thereafter, as promptly as practicable but in no event later than three business days after the transfer date. Certificates representing the Shares so purchased shall be delivered on the respective settlement dates. The liability of the Underwriters under the Underwriting Agreement for payment of the purchase price of the Shares purchased thereunder shall not be affected by the provisions of this Agreement.

         The obligations of each U.S. Underwriter in respect of any purchase or sale of Shares under this Article I by the U.S. Underwriters shall be pro rata in accordance with the proportion of the total number of U.S. Shares that such U.S. Underwriter is obligated to purchase under the Underwriting Agreement. The obligations of each International Underwriter in respect of any purchase or sale of Shares under this Article I by the International Underwriters shall be pro rata in accordance with the proportion of the total number of International Shares that such International Underwriter is obligated to purchase under the Underwriting Agreement.



                                       II.

         Each of the Underwriters represents that it is a member in good standing of the U.S. National Association of Securities Dealers, Inc. (the "NASD") or that it is a foreign bank or dealer not eligible for membership in the NASD. In making sales of Shares, if it is such a member, such Underwriter agrees to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding (IM-2110-1) and NASD Rule 2740, or, if it is such a foreign bank or dealer, such Underwriter agrees to comply with such Interpretation and NASD Rules 2730, 2740 and 2750 as though it were such a member and NASD Rule 2420 as it applies to a nonmember broker or dealer in a foreign country.




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                                      III.

         Each U.S. Underwriter represents and agrees that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to
Article I of this Agreement and (y) stabilization transactions, contemplated in
Article IV of this Agreement, conducted through the U.S. Representatives as part of the distribution of the Shares, (a) it is not purchasing any Shares for the account of anyone other than a United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares outside the United States or Canada or to anyone other than a United States or Canadian Person, and any dealer to whom it may sell any Shares will represent that it is not purchasing any Shares for the account of anyone other than a United States or Canadian Person and will agree that it will not offer or resell any Shares directly or indirectly outside the United States or Canada or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree.

         Each International Underwriter represents and agrees that, except for
(x) sales between the U.S. Underwriters and the International Underwriters pursuant to Article I of this Agreement and (y) stabilization transactions, contemplated in Article IV of this Agreement, conducted through the U.S. Representatives as part of the distribution of the Shares, (a) it is not purchasing any Shares for the account of any United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares in the United States or Canada or to any United States or Canadian Person, and any dealer to whom it may sell any Shares will represent that it is not purchasing any Shares for the account of any United States or Canadian Person and will agree that it will not offer or resell any Shares directly or indirectly in the United States or Canada or to any United States or Canadian Person or to any other dealer who does not so represent and agree.


         With respect to any Underwriter that is a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements (i) made by it in its capacity as a U.S. Underwriter shall apply only to it in its capacity as a U.S. Underwriter and (ii) made by it in its capacity as an International Underwriter shall apply only to it in its capacity as an International Underwriter. In addition, notwithstanding the foregoing representations and agreements, if an Underwriter (including its affiliates) is both a U.S. Underwriter and an International Underwriter, then the U.S. Underwriter and its corresponding International Underwriter may, with the consent of Morgan Stanley & Co. Incorporated, transfer between themselves at cost any Shares allocated to them for direct sale by the U.S. Representatives or the International Representatives so long as any Shares so transferred are treated as U.S. Shares while held by the U.S.



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Underwriter and International Shares while held by the International Underwriter for purposes of the foregoing representations and agreements.

         "UNITED STATES OR CANADIAN PERSON" shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. "UNITED STATES" shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

         The agreements of the Underwriters set forth in the first and second paragraphs of this Article III shall terminate upon the earlier of (a) the mutual agreement of the U.S. Representatives and the International Representatives and (b) 30 days after the date hereof, unless the U.S. Representatives or the International Representatives shall have given notice to the other to the effect that the distribution of the Shares by the U.S. Underwriters or the International Underwriters, as the case may be, has not yet been completed. If such notice is given, the agreements set forth in such preceding paragraphs shall survive until the earlier of (x) the mutual agreement referred to in the preceding sentence and (y) 30 days after the date of any such notice.

         Each U.S. Underwriter represents that it has not offered or sold, and agrees not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and, without limiting the generality of the foregoing, represents that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. Underwriter further agrees to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.



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         The Underwriters understand that no action has been or will be taken in any jurisdiction by the Underwriters or the Company that would permit a public offering of the Shares, or possession or distribution of the Prospectus (as defined in the Underwriting Agreement), in preliminary or final form, in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States.

         Each International Underwriter agrees that it will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which it purchases, offers, sells or delivers Shares (including, without limitation, any applicable requirements relating to the delivery of the international prospectus, in preliminary or final form), in each case at its own expense. In connection with sales of and offers to sell Shares made by it, each International Underwriter will either furnish to each person to whom any such sale or offer is made a copy of the then current international prospectus (in preliminary or final form and as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or inform such person that such international prospectus, in preliminary or final form, will be made available upon request, and will keep an accurate record of the names and addresses of all persons to whom it gives copies of the registration statement relating to the offering of the Shares, the international prospectus, in preliminary or final form, or any amendment or supplement thereto, and, when furnished with any subsequent amendment to such registration statement, any subsequent prospectus or any medium outlining changes in the registration statement or any prospectus, will upon request of the International Representatives, promptly forward copies thereof to such persons or inform such persons that such amendment, subsequent prospectus or other medium will be made available upon request.


         Each International Underwriter further represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each International Underwriter further agrees to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance


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with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

         Each International Underwriter further represents and agrees that (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         Each International Underwriter agrees to indemnify and hold harmless each Underwriter and each person controlling any Underwriter from and against any and all losses, claims, damages and liabilities (including fees and disbursements of counsel) arising from any breach by it of any of the provisions of paragraphs eight, nine and ten of this Article III.



                                       IV.

         The overall direction and planning of the stabilization transactions contemplated herein shall be the responsibility of the U.S. Representatives and the International Representatives, which will consult with one another on a continuous basis so that such stabilization transactions shall be conducted in accordance with such direction and planning as is mutually agreed upon.


         All stabilization transactions shall be conducted only by Morgan Stanley & Co. Incorporated and shall be conducted in compliance with any applicable laws and regulations. Morgan Stanley & Co. Incorporated agrees to notify the International Representatives of the date of termination of stabilization. Each Underwriter agrees to file with Morgan Stanley & Co. Incorporated any reports required of such Underwriter pursuant to Rule 17a-2 under the U.S. Securities Exchange Act of 1934 and authorizes Morgan Stanley & Co. Incorporated to file


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with the U.S. Securities and Exchange Commission any reports required by such
Rule on behalf of such Underwriter.

         The International Primary Market Association (IPMA) limits will not be complied with in connection with stabilization losses and expenses. All stabilization transactions shall be for the respective accounts of the several Underwriters and shall be allocated between the U.S. Underwriters and the International Underwriters in the respective proportions that the number of U.S. Shares and International Shares purchased pursuant to the Underwriting Agreement bears to the total number of Shares purchased. In no event shall the net commitment of any Underwriter, for either long or short account, resulting from such stabilization transactions and from the over-allotments referred to in
Article V, exceed 15% of the total number of Shares that such Underwriter is obligated to purchase under the Underwriting Agreement; provided that the net commitment of any Underwriter for short account shall be calculated (x) in the case of any U.S. Underwriter, after giving effect to the purchase of (i) any Shares that the U.S. Representatives have agreed to purchase for the account of such U.S. Underwriter pursuant to Article I of this Agreement and (ii) the maximum number of Additional Shares that such U.S. Underwriter is entitled to purchase under the Underwriting Agreement and (y) in the case of any International Underwriter, after giving effect to the purchase of any Shares that the International Representatives have agreed to purchase for the account of such International Underwriter pursuant to Article I of this Agreement.

         Each U.S. Underwriter represents that it has not offered or sold, and agrees that it will not offer or sell, directly or indirectly, Shares to any person at less than the public offering price, other than to (i) the International Underwriters pursuant to Article I hereof or (ii) other U.S. Underwriters or to dealers who have entered into the Master Dealer Agreement with Morgan Stanley & Co. Incorporated and who have received a pricing wire from the U.S. Representatives with respect to this offering that, among other things, sets forth such dealer"s agreement that it is not purchasing Shares for the account of any persons other than United States or Canadian Persons and that it will not offer or resell Shares outside the United States and Canada. Such sales to U.S. dealers and other U.S. Underwriters shall be made in conformity with the provisions of Article II and at a price that is not below the public offering price less the maximum permissible reallowance to be specified in the Prospectus. Each U.S. Underwriter agrees that prior to offering Shares to any dealer at the public offering price less the reallowance, it will either ascertain that such dealer has entered into such Master Dealer Agreement and received such a pricing wire or make arrangements to ensure that such dealer will enter into such Master Dealer Agreement and receive such a pricing wire.




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         Each International Underwriter represents that it has not offered or sold and agrees that it will not offer or sell, directly or indirectly, Shares to any person at less than the public offering price, other than to (i) the U.S. Underwriters pursuant to Article I hereof or (ii) other International Underwriters or to dealers who have entered into International Dealer Agreements (the "INTERNATIONAL DEALERS") with the International Representatives in the form of Exhibit C to the Agreement Among International Underwriters. Such sales to International Dealers and other International Underwriters shall be made in conformity with the provisions of Article II and at a price that is not below the public offering price less the maximum permissible reallowance to be specified in the Prospectus. Each International Underwriter agrees that prior to offering Shares to any dealer at the public offering price less the reallowance, it will either ascertain that such dealer has entered into such an International Dealer Agreement or make arrangements to ensure that such dealer will enter into an International Dealer Agreement.

         The agreements of the Underwriters set forth in the foregoing two paragraphs shall terminate upon the earlier of (a) the mutual agreement of the U.S. Representatives and the International Representatives and (b) 30 days after the date hereof, unless the U.S. Representatives or the International Representatives shall have given notice to the other to the effect that the distribution of the Shares by the U.S. Underwriters or the International Underwriters, as the case may be, has not yet been completed. If such notice is given, the agreements set forth in such preceding paragraphs shall survive until the earlier of (x) the mutual agreement referred to in the preceding sentence and (y) 30 days after the date of any such notice.


         Each Underwriter agrees that it will not, without the advance approval of Morgan Stanley & Co. Incorporated, for its own account or the account of a customer, offer, bid for, buy, sell, deal, trade in or attempt to induce any person to bid for or buy any Covered Security, except (a) as provided in the Agreement Among International Underwriters, the Master Agreement Among Underwriters, this Agreement, the Underwriting Agreement, the Master Dealer Agreement or the International Dealer Agreement, (b) in brokerage transactions on unsolicited orders which have not resulted from activities on its part in connection with the solicitation of purchases and which are executed by it in the ordinary course of its brokerage business, (c) in market making transactions on Nasdaq or any similar market or quotation system executed by it in the ordinary course of its business so long as its bids and purchases are made consistent with the pricing restrictions set forth in Rule 103 of Regulation M of the U.S. Securities and Exchange Commission ("REGULATION M") and the volumes of such transactions are consistent with its past practice as a market maker,
(d) in basket transactions that meet the standards set forth in Rule 101(b)(6) of Regulation M, (e) that it may convert, exchange or exercise any security owned by it prior to the


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commencement of this restriction and that it may sell any security obtained upon any such conversion, exchange or exercise, (f) that it may deliver securities owned by it upon the exercise of any option written by it as permitted by the provisions set forth herein, (g) that on or after the date of the initial public offering of the Shares, it may execute covered writing transactions for the accounts of customers in options to acquire Common Stock, when such transactions are covered by Shares and (h) that it may engage in principal purchases or sales with the intent of offsetting the market risk of principal positions in over-the-counter derivatives on solicited orders that were executed by it prior to the commencement of this restriction, and on unsolicited orders that were executed by it at any time, so long as such orders were executed by it in the ordinary course of its principal over-the-counter derivatives business. "COVERED SECURITY" means (a) the Common Stock and (b) any securities convertible into or exercisable or exchangeable for the Common Stock.

         An opening uncovered writing transaction in options to acquire Common Stock for an Underwriter"s account or for the account of a customer shall be deemed, for purposes of this Article IV, to be a sale of Common Stock which is not unsolicited. The term "opening uncovered writing transaction in options to acquire" as used above means a transaction in which the seller intends to become a writer of an option to purchase Common Stock which he does not own. An opening uncovered purchase transaction in options to sell Common Stock for an Underwriter"s account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of Common Stock which is not unsolicited. The term "opening uncovered purchase transaction in options to sell" as used above means a transaction where the purchaser intends to become an owner of an option to sell Common Stock which he does not own.

         Each Underwriter represents that it has not participated, from the time trading restrictions were imposed by Morgan Stanley & Co. Incorporated or Morgan Stanley & Co. International Limited, in any transaction prohibited by this
Article IV and that it has at all times complied and agrees that it will at all times comply with the provisions of Regulation M applicable to this offering.



                                       V.


         The overall direction and planning of any over-allotments to be made by the Underwriters in arranging for sales of Shares, and the related transactions required to cover such over-allotments, shall be the responsibility of the U.S. Representatives. All profits and losses arising from such over-allotments (excluding the excess, if any, of (i) the public selling price of any Additional Shares and any Shares purchased pursuant to Article I of this Agreement over
(ii)


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the cost of such Additional Shares and such other Shares to the Underwriters making such sales) shall be for the respective accounts of the several Underwriters and shall be allocated between the U.S. Underwriters and the International Underwriters in the respective proportions that the number of U.S. Shares and International Shares purchased pursuant to the Underwriting Agreement bears to the total number of Shares purchased.



                                       VI.

         Each of the Underwriters agrees that the expenses incurred in connection with or attributable to the purchase, carrying or sale of the Shares, including the fees and disbursements of counsel to the Underwriters, shall be for the respective accounts of the several Underwriters and shall be allocated between the U.S. Underwriters and the International Underwriters in the respective proportions that the number of U.S. Shares and International Shares purchased pursuant to the Underwriting Agreement bears to the total number of Shares purchased.



                                      VII.

         Changes in the public offering price and in the concessions and reallowances to dealers will be made only upon the mutual agreement of the Underwriters during the period referred to in the first sentence of Article I hereof.



                                      VIII.

         The Representatives will keep one another fully informed of the progress of the offering of the Shares.

         The agreements of the Underwriters contained in Article II, the sixth through eleventh paragraphs of Article III, the last paragraph of Article IV,
Article V and Article VI shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any termination of the Underwriting Agreement, (iii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iv) acceptance of and payment for any Shares.



                                       IX.


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         This Agreement may be signed in counterparts, which together shall constitute one and the same instrument.

         This Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York and United States federal law.


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         IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written by the undersigned for themselves and for the Underwriters as set forth above.

                                      MORGAN STANLEY & CO. INCORPORATED
                                      NATIONSBANC MONTGOMERY SECURITIES LLC
                                      THE ROBINSON-HUMPHREY COMPANY LLC
                                      SCOTT & STRINGFELLOW, INC.

                                      Acting severally on behalf of themselves and the several U.S. Underwriters named in
                                      Schedule I to the Underwriting Agreement referred to herein.

                                      By:   MORGAN STANLEY & CO. INCORPORATED



                                      By:__________________________________

                                      MORGAN STANLEY & CO. INTERNATIONAL LIMITED
                                      NATIONSBANC MONTGOMERY SECURITIES LLC
                                      THE ROBINSON-HUMPHREY COMPANY LLC
                                      SCOTT & STRINGFELLOW, INC.

                                      Acting severally on behalf of themselves and the several International Underwriters named in Schedule II to the Underwriting Agreement referred to herein.

                                      By:   MORGAN STANLEY & CO.
                                                INTERNATIONAL LIMITED



                                      By:__________________________________



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